Exhibit 10.10

REMEDY PARTNERS, INC.

2019 EQUITY INCENTIVE PLAN

NOTICE OF NON-STATUTORY STOCK OPTION GRANT

(TIME-BASED VESTING)

Pursuant to and subject to the terms of the Remedy Partners, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “Plan”), Remedy Partners, Inc. (the “Company”) grants to the Participant set forth below on the date set forth below (the “Date of Grant”) an option (the “Stock Option”) to purchase up to the number of shares of Stock set forth below with an exercise price per Share as set forth below. The Stock Option is subject to all of the terms and conditions set forth herein (the “Option Grant Notice”), in the Option Agreement attached hereto, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Option Agreement, Plan or the Stockholders’ Agreement, as applicable.

Participant:	[Insert Participant Name]

Date of Grant:	[Insert Date of Grant]

Vesting Commencement Date:	[Insert Vesting Commencement Date]

Number of Shares of Stock
Subject to the Stock Option:	[Insert Amount]

Exercise Price Per Share:	[Insert Exercise Price]

Final Exercise Date:	Ten (10) Years from Date of Grant

Summary of Vesting Provisions:	The Option will vest in equal quarterly installments beginning on the Vesting Commencement Date, subject to the Participant remaining in continuous Employment from the Date of Grant through the applicable vesting date, as set forth in more detail in Schedule A of the Option Agreement.

Termination of Employment:	Automatically and immediately upon the cessation of the Participant’s Employment, the Stock Option, to the extent not already vested, will terminate and be forfeited for no consideration, and the vested portion of the Stock Option that is then outstanding will be treated as provided in Section 2(c) of the Option Agreement.

[Remainder of page intentionally left blank.]

The Company, by its duly authorized officer, and the Participant have executed this Option Grant Notice as of the Date of Grant.

REMEDY PARTNERS, INC.

By: ______________________________

Name: ___________________________

Title: ______________________________

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF THE STOCK OPTION HEREUNDER AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN.

Agreed and Accepted:

By
[Participant’s Name]

Option Agreement

(See attached.)

REMEDY PARTNERS, INC.

2019 EQUITY INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

Pursuant to the Notice of Non-Statutory Stock Option Grant (the “Option Grant Notice”) delivered to the individual named in the Option Grant Notice (the “Participant”), and subject to the terms and conditions of this Agreement (the “Agreement”) and the Remedy Partners, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “Plan”), the Company and Participant agree as follows. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Option Grant Notice or the Plan, as applicable.

1. Grant of Stock Option. The Company grants to the Participant on the date set forth in the Option Grant Notice (the “Date of Grant”) an option (the “Stock Option”) to purchase, pursuant to and subject to the terms set forth in this Agreement and in the Plan, up to the number of shares of Stock set forth in the Option Grant Notice (the “Shares”) with an exercise price per Share as set forth in the Option Grant Notice, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code) and is granted to the Participant in connection with the Participant’s employment by or service to the Company and its qualifying subsidiaries. For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1).

2. Vesting; Method of Exercise; Cessation of Employment; Forfeiture.

(a)

Vesting. The term “vest” as used herein with respect to the Stock Option or any portion thereof means to become exercisable and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest in accordance with the terms set forth in Schedule A.

(b)

Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Participant or, if at the relevant time the Stock Option has passed to a beneficiary or permitted transferee, the beneficiary or permitted transferee (the Participant, the beneficiary or a permitted transferee of the Participant or beneficiary, as applicable, who holds the Stock Option or any Shares acquired on the exercise thereof, the “Holder”). Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan. The latest date on which the Stock Option or any portion thereof may be exercised is the 10th anniversary of the Date of Grant and if not exercised by such date the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(c)	Cessation of Employment.

(i)

Immediately upon the cessation of the Participant’s Employment, the unvested portion of the Stock Option that is then held by the Participant or by the Participant’s permitted transferees, if any, will be forfeited.

(ii)

Subject to (iii), (iv), (v) and (vi) below, the vested portion of the Stock Option that is held by the Participant or by the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of 30 days or (ii) the period ending on the latest date on which the Stock Option could have been exercised without regard to this Section 4(c), and will thereupon immediately terminate.

(iii)

Subject to (vi) below, the vested portion of the Stock Option that is held by the Participant or by the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the six-month period following the Participant’s death, or (ii) the period ending on the latest date on which the Stock Option could have been exercised without regard to this Section 4(c), and will thereupon immediately terminate.

(iv)

Subject to (vi) below, the vested portion of the Stock Option that is held by the Participant or by the Participant’s permitted transferees, if any, immediately prior to termination of Employment by reason of the Participant’s Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the six-month period following the termination of the Participant’s Employment as a result of such Disability, or (ii) the period ending on the latest date on which the Stock Option could have been exercised without regard to this Section 4(c), and will thereupon immediately terminate.

(v)

Subject to (vi) below, the vested portion of the Stock Option that is held by the Participant or by the Participant’s permitted transferees, if any, immediately prior to termination of the Participant’s Employment by the Company without Cause or by Participant for Good Reason, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of 60 days, or (ii) the period ending on the latest date on which the Stock Option could have been exercised without regard to this Section 4(c), and will thereupon immediately terminate.

(vi)

The Stock Option (whether or not vested) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith).

(d)

Forfeiture upon Violation of Agreement and Plan. The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Stock Option at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan.

3. Restrictive Covenants. [The Participant acknowledges and agrees that the Participant will execute, no later than the date hereof, and shall be bound by, the Restrictive Covenant Agreement attached hereto as Schedule B. The provisions of Schedule B and any agreement between the Company or any of its Affiliates and the Participant that contains non-competition, non-solicitation, non-hire, non-disparagement or confidentiality restrictions applicable to the Participant (each, a “Restrictive Covenant”) shall survive any termination, expiration, forfeiture, transfer or other disposition of the Stock Option or any Shares acquired pursuant to the exercise of the Stock Option.]1 [The Participant acknowledges and agrees that the Participant will continue to be bound by the restrictive covenants set forth in the employment agreement by and between the Company or any of its Affiliates and the Participant, and any other agreement between the Company or any of its Affiliates and the Participant that contains non-competition, non-solicitation, non-hire, non-disparagement or confidentiality restrictions applicable to the Participant (each, a “Restrictive Covenant”), which shall survive any termination, expiration, forfeiture, transfer or other disposition of the Stock Option or any Shares acquired pursuant to the exercise of the Stock Option.]2 In addition to any remedies that may be available to the Company or any of its Affiliates, the Administrator may cause the Stock Option (whether or not vested or exercisable) to be forfeited and the proceeds from the exercise of the Stock Option and/or the disposition, and/or distributions or other amounts received in respect of the Shares to be disgorged to the Company, with interest and related earnings, if at any time the Participant is not in compliance with all of any Restrictive Covenant. By accepting the Stock Option, the Participant expressly acknowledges and agrees that his or her rights, and those of any other Holder of the Stock Option, under the Stock Option, including the right to any Shares acquired under the Stock Option and any amounts received in respect thereof, are subject to Section 6(a)(5) of the Plan. Nothing in the preceding sentence may be construed as limiting the general application of Section 8 of this Agreement.

[1]	Note to Draft: Include the bracketed language if the Participant is not subject to an employment agreement with restrictive covenants.
[2]	Note to Draft: Include the bracketed language if the Participant is subject to an employment agreement with restrictive covenants.

4. Stockholders’ Agreement. Concurrent with the execution and delivery of this Agreement, the Participant shall execute and deliver to the Company a Joinder Agreement to the Stockholders’ Agreement (the “Joinder Agreement”) in the form attached hereto as Schedule C.

5. Transfers of Stock Options. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6. Legends. Certificates evidencing any Shares purchased upon exercise of the Stock Option granted hereby (if any) may bear such legends as the Administrator may determine to be necessary or appropriate, in addition to any legends that may be required by applicable securities laws, the Plan, the Stockholders’ Agreement or any other applicable documents or arrangements governing the Shares.

7. Withholding. [The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise of the Stock Option, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld. No Shares will be transferred pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements (if any), or has made other arrangements satisfactory to the Company with respect to such taxes. The Participant authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section.]3 [The Participant is responsible for satisfying and paying all taxes arising from or due in connection with the Option, its exercise or a disposition of Shares acquired upon exercise of the Option. The Company will have no liability or obligation related to the foregoing.]4

8. Effect on Employment. Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time. The Participant acknowledges that the receipt of the Stock Option does not create a right for the Participant to obtain further awards under the Plan or any other plans that may be implemented by the Company or any of it Affiliates.

9. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. By accepting all or any portion of the Stock Option, the Participant agrees to be bound by the terms of the Option Grant Notice, this Agreement, and the Plan. In the event of any conflict between the terms of this Agreement or the Option Grant Notice and the Plan, the terms of the Plan will control.

[3]	Note to Draft: Include the bracketed language if the Participant an employee.
[4]	Note to Draft: Include the bracketed language if the Participant is a non-employee director or other independent contractor.

10. Acknowledgements. The Participant acknowledges and agrees that (a) the Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (b) the Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (c) such signature by the Company will be binding against the Company and will create a legally binding agreement when the Agreement are countersigned by the Participant.

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Schedule A

Vesting Provisions

The Stock Option will vest in accordance with the following vesting schedule, subject to the Participant remaining in continuous Employment from the Date of Grant through the applicable vesting date.

1. The Option will vest in equal quarterly installments of 6.25% on each quarter following the Vesting Commencement Date, so that the Option will become 100% vested on the fourth anniversary of the Vesting Commencement Date, subject to the Participant remaining in continuous Employment from the Date of Grant; provided, that upon a Change of Control that occurs during Participant’s Employment, any portion of the Option that is unvested and that is then outstanding shall automatically vest in full immediately prior to the consummation of such Change of Control.

2. There shall be no proportionate or partial vesting in the periods prior to each vesting date set forth above and all vesting shall occur only on the applicable vesting date, subject to the Participant’s continued Employment through each applicable vesting date.

[Remainder of page intentionally left blank.]

Schedule B

Restrictive Covenant Agreement

This Restrictive Covenant Agreement (this “Agreement”) is made and entered into as of [•] by and between Remedy Partners, Inc. (“Parent”) and [•] (“[Remedy BCPI Partners, LLC]5”, and together with Parent, the “Company”) on its own behalf and on behalf of its Affiliates (defined below), as may exist from time to time, and [•] (the “Participant”).

1.

Mutual Agreement. The Participant acknowledges the importance to the Company and its Affiliates of protecting their Confidential Information and other legitimate business interests, including the valuable trade secrets and good will that they have developed or acquired. In consideration of the Participant’s [continued][6] employment with the Company or any one of its Affiliates, the Participant’s equity award and other good and valuable consideration, the receipt and sufficiency of which the Participant hereby acknowledges, the Participant agrees that the following restrictions on the Participant’s activities during and after employment are reasonable and necessary to protect the legitimate interests of the Company and its Affiliates.

2.	Confidentiality.

2.1.

The Participant agrees that all Confidential Information which the Participant [creates][7] or to which the Participant has access as a result of the Participant’s employment and other associations with the Company or any of its Affiliates is and will remain the sole and exclusive property of the Company and its Affiliates. The Participant agrees that, except as required for the proper performance of the Participant’s regular duties for the Company and its Affiliates, as expressly authorized in writing in advance by a duly authorized officer of the Company, or as required by applicable law, the Participant will never, directly or indirectly, use or disclose any Confidential Information. The Participant understands and agrees that this restriction will continue to apply after the cessation of the Participant’s employment for any reason. For the avoidance of doubt, nothing in this Agreement limits, restricts or in any other way affects the Participant’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity. The Participant will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed under seal in a lawsuit or other proceeding. Notwithstanding this immunity from liability, the Participant may be held liable if the Participant unlawfully access trade secrets by unauthorized means.

[5]	Note to Draft: Employing entity to be confirmed.
[6]	Note to Draft: Include bracketed language for existing employees and delete bracketed language for new hires.
[7]	Note to Draft: For existing employees, replace bracketed language with the following: “has created or will create”.

2.2.

The Participant agrees that all documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company or any of its Affiliates, and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Participant, will be the sole and exclusive property of the Company and its Affiliates. The Participant agrees to safeguard all Documents and to surrender to the Company or its relevant Affiliate (or destroy, at the Company’s direction), at the time the Participant’s employment terminates or at such earlier time or times as an authorized officer of the Company may specify, all Documents then in the Participant’s possession or control. The Participant also agrees to disclose to the Company, at the time the Participant’s employment terminates or at such earlier time or times as an authorized officer of the Company may specify, all passwords necessary or desirable to obtain access to, or that would assist in obtaining access to, any information which the Participant has password-protected on any computer equipment, network or system of the Company or any of its Affiliates.

3.

Assignment of Intellectual Property Rights. The Participant agrees to promptly and fully disclose all Intellectual Property to the Company. The Participant hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Participant’s full right, title and interest in and to all Intellectual Property. The Participant agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company (or as otherwise directed by the Company) and to permit the Company to enforce any patents, copyrights, trademarks, designs or other proprietary rights to the Intellectual Property. The Participant will not charge the Company for time spent in complying with these obligations (a) as long as the Participant is employed by the Company or any of its Affiliates, and (b) following the Participant’s termination of employment with the Company, provided such post-termination compliance does not require a significant amount of the Participant’s time. All copyrightable works that the Participant creates during employment with the Company will be considered “work made for hire” and will, upon creation, be owned exclusively by the Company.

4.	Restricted Activities.

4.1.

While the Participant is employed by the Company or any of its Affiliates and during the twelve (12)-month period immediately following the date of the cessation of the Participant’s employment (the employment and post-employment periods, in the aggregate, the “Restricted Period”), the Participant agrees to not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise,[ in any capacity similar or related to the capacity in which the Participant has been employed by the Company or any of its

Affiliates,][8] compete with the Company or any of its Affiliates[ (A)][9] in any geographic area in which the Company or any of its Affiliates does business[ during the Participant’s employment or (B) within twenty five (25) miles of any location where the Company or any of its Affiliates has one or more clients or customers during the Participant’s employment][10] or, with respect to the portion of the Restricted Period that follows the termination of the Participant’s employment, at the time of such termination (the “Restricted Area”). Specifically, but without limiting the foregoing, the Participant agrees not to work or provide services, in any capacity[ similar or related to the capacity in which the Participant has been employed by the Company or any of its Affiliates][11], anywhere in the Restricted Area, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person that is engaged, in whole or in part, in the Business.

4.2.

During the Restricted Period, the Participant agrees to not, directly or indirectly, (a) solicit or encourage any customer, vendor, supplier or other business partner of the Company or any of its Affiliates to terminate or diminish its relationship with any of them; or (b) seek to persuade any such customer, vendor, supplier or other business partner, or any prospective customer, vendor, supplier or other business partner of the Company or any of its Affiliates, to conduct with anyone else any business or activity which such customer, vendor, supplier or other business partner conducts, or such prospective customer, vendor, supplier or other business partner could conduct, with the Company or any of its Affiliates; provided, however, that these restrictions will apply (y) only with respect to those Persons who are or have been a business partner of the Company or any of its Affiliates at any time within the twelve (12)-month period immediately preceding the activity restricted by this Section 4.2 or whose business has been solicited on behalf of the Company or any of the Affiliates by any of their officers, employees or agents within such twelve (12)-month period, other than by form letter, blanket mailing or published advertisement, and (z) only if the Participant has performed work for such Person during the Participant’s employment or otherwise had material contact with such Person during the Participant’s employment or other associations with the Company or any of its Affiliates, or has had access to Confidential Information which would assist in the Participant’s solicitation of such Person.

4.3.

During the Restricted Period, the Participant agrees to not, and to not assist any other Person to, directly or indirectly, (a) hire or engage, or solicit for hiring or engagement, any employee of the Company or any of its Affiliates or seek to persuade any such employee to discontinue employment or (b) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish its relationship with any of them. For purposes of this Agreement, an “employee” or an “independent contractor” of the Company or any of its Affiliates is any Person who was such at any time within the twelve (12)-month period immediately preceding the activity restricted by this Section 4.3.

[8]	Note to Draft: For CT residents, add bracketed language.
[9]	Note to Draft: For CT residents, add bracketed language.
[10]	Note to Draft: For CT residents, add bracketed language.
[11]	Note to Draft: For CT residents, add bracketed language.

5.

Nondisparagement. Subject to the third to last sentence of Section 2.1 of this Agreement, in order to protect the goodwill of the Company and any of its Affiliates, to the fullest extent permitted by law, both during and after the Restricted Period, the Participant will not publicly criticize, denigrate, or otherwise disparage any of the Company, its Affiliates, and each such entity’s employees, officers, directors, consultants, other service providers, products, processes, policies, practices, standards of business conduct, or areas or techniques of research, manufacturing, or marketing. Nothing in this Section 5 shall prevent the Participant from cooperating in any governmental proceeding or from providing truthful testimony pursuant to a legally-issued subpoena.

6.

Enforcement of Covenants. In signing this Agreement, the Participant gives the Company assurance that the Participant has carefully read and considered all of the restraints hereunder, has not relied on any agreements or representations, express or implied, that are not set forth expressly in this Agreement, and has signed this Agreement knowingly and voluntarily. The Participant agrees that these restraints are necessary for the reasonable and proper protection of the Company and its Affiliates, and are reasonable in respect to subject matter, length of time and geographic area. The Participant further agrees that, were the Participant to breach any of the covenants contained herein, the damage to the Company and its Affiliates would be irreparable. The Participant therefore agrees that the Company, in addition to any other remedies available to it, will be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Participant of any such covenants, without having to post bond. So that the Company may enjoy the full benefit of the covenants contained in Section 4 above, the Participant agrees that the Restricted Period will be tolled, and will not run, during the period of any breach by the Participant of such covenants. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision will be deemed to be modified to permit its enforcement to the maximum extent permitted by law. The Participant agrees that each of the Company’s Affiliates will have the right to enforce the Participant’s obligations to that Affiliate under this Agreement. No claimed breach of this Agreement or other violation of law attributed to the Company or any of its Affiliates, or change in the nature or scope of the Participant’s employment or other relationship with the Company or any of its Affiliates, will operate to excuse the Participant from the performance of the Participant’s obligations under this Agreement.

7.	Definitions. For purposes of this Agreement, the following definitions apply:

“Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, equity interest or otherwise.

“Business” means any business that provides statistical consulting services or outsourced biostatistics, data management, statistical programming or medical writing services or functions, or software solutions related thereto, to clients in the biopharmaceutical, medical device or clinical trial industries, or any other business in which the Company is engaged in during the Participant’s employment, or, with respect to the portion of the Restricted Period that follows termination of the Participant’s employment, at the time of such termination.

“Confidential Information” means any and all information of the Company and its Affiliates that is not generally available to the public. Confidential Information also includes any information received by the Company or any of its Affiliates from any Person with any understanding, express or implied, that it will not be disclosed. Confidential Information does not include (i) information that enters the public domain, other than through the Participant’s breach of the Participant’s obligations hereunder or (ii) information that the Participant receives on a non-confidential basis from a third-party source outside the Company or any of its Affiliates, provided that such source is not prohibited from disclosing such information pursuant to any legal, fiduciary or contractual obligation or otherwise.

“Intellectual Property” means inventions, discoveries, developments, methods, processes, product formulations, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Participant (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Participant’s employment that relate, or otherwise could be used with respect, either to the business of the Company or any of its Affiliates or to any actively planned activity of the Company or any of its Affiliates or that result from any work performed by the Participant for the Company or any of its Affiliates or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust or any other entity or organization, other than the Company or any of its Affiliates.

8.

Compliance with Other Agreements and Obligations. The Participant represents and warrants that the Participant’s employment with the Company or any Affiliate and the execution and performance of this Agreement will not breach or be in conflict with any other agreement to which the Participant is a party or is bound, and that the Participant is not now subject to any covenants against competition or similar covenants or other obligations to third parties or to any court order, judgment or decree that would affect the performance of the Participant’s obligations hereunder or the Participant’s duties and responsibilities to the Company and its Affiliates. The Participant will not disclose to or use on behalf of the Company or an Affiliate, or induce the Company or any of its Affiliates to possess or use, any confidential or proprietary information of any previous employer or other third party without that party’s consent.

9.

Entire Agreement; Severability; Modification. This Agreement sets forth the entire agreement between the Participant and the Company, and supersedes all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the subject matter hereof; provided, however, that this Agreement shall not supersede any effective assignment of any invention or other intellectual property to the Company or any of its Affiliates and shall not constitute a waiver by the Company or any of its Affiliates of any right that any of them now has or may now have under any agreement imposing obligations on the Participant with respect to confidentiality, non-competition, non-solicitation of employees, independent contractors or like obligations. The provisions of this Agreement are severable. This Agreement may not be modified or amended, and no breach will be deemed to be waived, unless agreed to in writing by the Participant and an expressly authorized officer of the Company. Provisions of this Agreement will survive any termination if so provided in this Agreement or if necessary or desirable to accomplish the purpose of other surviving provisions.

10.

Assignment. The Company may assign its rights and obligations under this Agreement without the Participant’s consent to any of its Affiliates or to any Person with whom the Company will hereafter effect a reorganization, consolidate or merge, or to whom the Company will hereafter transfer all or substantially all of its properties or assets. This Agreement will inure to the benefit of and be binding upon the Participant and the Company, and each of their respective successors, executors, administrators, heirs and permitted assigns.

11.

At-Will Employment. The Participant acknowledges that this Agreement is not meant to constitute a contract of employment for a specific duration or term, and that the Participant’s employment with the Company is at-will. The Company and the Participant will each retain the right to terminate the Participant’s employment at any time, with or without notice or cause.

12.

Choice of Law.[12] This is a [Delaware][13] contract and will be governed by and construed in accordance with the laws of the State of [Delaware][14], without regard to any conflict of laws principles that could result in the application of the laws of another jurisdiction. The Participant agrees to submit to the exclusive jurisdiction of the courts of and in the State of [Delaware][15] in connection with any dispute arising out of this Agreement.

[12]

Note to Draft: This agreement has been drafted to comply with Delaware law, since that is where the Company is incorporated. If employees located in other states will be receiving this form, we recommend reviewing and revising as necessary to include any state-specific modifications to this form. If an employee located in Connecticut is to receive this form, please review and incorporate relevant footnotes, where applicable.

[13]	Note to Draft: For CT residents, replace with “Connecticut”.
[14]	Note to Draft: For CT residents, replace with “Connecticut”.
[15]	Note to Draft: For CT residents, replace with “Connecticut”.

Intending to be legally bound hereby, the parties have signed this Agreement as of the day and year written above.

Company:	REMEDY BCPI PARTNERS, LLC

By:
Name: [•]
Title: [•]

Parent:	REMEDY PARTNERS, INC.

By:
Name: [•]
Title: [•]

Intending to be legally bound hereby, the parties have signed this Agreement as of the day and year written above.

Participant:
	Name:	[•]

Schedule C

Joinder Agreement

The undersigned hereby agrees to join, become a party to and be bound, as a “Stockholder”, and an Other Investor, by the Stockholders’ Agreement of Remedy Partners, Inc., a Delaware corporation (the “Company”), entered into as of January 15, 2019, by and among the Company, Remedy Acquisition, L.P., a Delaware limited partnership, and certain other holders of the Company’s outstanding securities, as the same may be in effect from time to time.

Name of Stockholder: [•]

Dated: __________________

Address for notices: